Exhibit 10.2
Arvinas, Inc.
RESTRICTED STOCK UNIT AGREEMENT
Arvinas Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2018 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of Restricted Stock Units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the grant date:
RSUs that are subject to vesting schedule:
Vesting Start Date:
Vesting Schedule:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Arvinas, Inc.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

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Arvinas, Inc.
Restricted Stock Unit Agreement
Incorporated Terms and Conditions
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Award of Restricted Stock Units.
In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2018 Stock Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.
2.Vesting.
The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date. Notwithstanding anything herein to the contrary, in the sole discretion of the Board, the Company may, with respect to any applicable vesting date of the RSU, deliver to the Participant cash having a fair market value equal to the number of shares of Common Stock underlying the portion of the RSU that vested on such date, payable within 30 days of the vesting date, less applicable taxes.
3.Forfeiture of Unvested RSUs Upon Cessation of Service.
    In the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4.Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common

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Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.
5.Rights as a Stockholder.
The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.
6.Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
7.Tax Matters.
(a)Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”), is available with respect to RSUs.
(b)Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and is permitted to do so under the Company’s insider trading policy, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Durable Automatic Sale Instructions”) as the means of satisfying such tax obligation unless the Participant has existing, effective Durable Automatic Sale Instructions in place as of the date hereof. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company and the Participant further agrees and acknowledges that the Company will not (and is not obligated to) deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
8.Miscellaneous.
(a)No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any affiliate of the Company.
(b)Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations

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issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(c)Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(d)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

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Schedule A

DURABLE AUTOMATIC SALE INSTRUCTION

This Durable Automatic Sale Instruction is being delivered to Arvinas, Inc. (the “Company”) by the undersigned on the date set forth below.

    I hereby acknowledge that the Company has granted, or may in the future from time to time grant, to me restricted stock units (“RSUs”) under the Company’s equity incentive plans as in effect from time to time.

I acknowledge that upon the vesting dates applicable to any such RSUs, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSU that vest on such date and that the Company is required to withhold income and employment taxes in respect of that compensation income on the applicable vesting date.

I desire to establish a process to satisfy such withholding obligation in respect of all RSUs that have been, or may in the future be, granted by the Company to me through an automatic sale of a portion of the shares of the Company’s common stock that would otherwise be issued to me on each applicable vesting date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.

I understand that the Company has arranged for the administration and execution of its equity incentive plans and the sale of securities by plan participants thereunder pursuant to an Internet-based platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.

Upon any vesting of my RSUs from and after the date of this Durable Automatic Sale Instruction, I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to my RSUs that vest as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.

I hereby appoint the Chief Executive Officer, the Chief Financial Officer and the Corporate Counsel, and any of them acting alone and with full power of substitution, to serve as my attorneys in fact to arrange for the sale of shares of common stock in accordance with these durable automatic sale instructions. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to these Durable Automatic Sale Instructions.

By signing below, I hereby represent to the Company that, as of the date hereof, I am not aware of any material nonpublic information about the Company or its common stock and that I am not prohibited from entering into these durable automatic sale instructions by the Company’s insider trading policy or otherwise. I have structured these automatic sale instructions to constitute a “binding contract” relating to the sale of common stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

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                        ________________________________

                        Print Name: _____________________

                        Date: __________________________

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